Table of Contents

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333- 227127

SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 12, 2018)

Shares

LANTRONIX, INC.

Common Stock

We are offering            shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX”. The last reported sale price of our common stock on September 17, 2018 was $4.27 per share. The actual offering price per share will be as determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 6 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on August 23, 2018.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See the information under the heading “Underwriting” for additional disclosure regarding the underwriting discount and estimated offering expenses.

We have granted the underwriters an option to purchase a maximum of            additional shares within 30 days following the date of this prospectus supplement at the price sold to the public, less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about                  , 2018.

Joint Book-Running Managers

Needham & Company	Lake Street

The date of this prospectus supplement is            , 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information about us and our securities. In general, when we refer to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” You are encouraged to carefully consider all of this information when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of the prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of the prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 6 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on August 23, 2018, or the Annual Report, which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information under the heading “Special Note Regarding Forward-Looking Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof. These forward-looking statements relate to, among other things:

•	predictions about our earnings, revenues, margins, expenses or other financial matters;
•	forecasts of our financial condition, results of operations, liquidity position, or working capital requirements;
•	the impact of changes to our share-based awards and any related changes to our share-based compensation expenses;
•	the impact of future offerings and sales of our debt or equity securities;
•	the impact of changes in our relationships with our customers;
•	plans or expectations with respect to our product development activities, business strategies or restructuring and expansion activities;
•	demand and growth of the market for our products or for the products of our competitors;
•	the impact of pending litigation, including outcomes of such litigation;
•	the impact of our response to and implementation of recent accounting pronouncements and changes in tax laws on our consolidated financial statements and the related disclosures;
•	unexpected changes in regulatory requirements, taxes, trade laws and tariffs;
•	our ability to comply with certain financial obligations in our loan agreement;
•	sufficiency of our internal controls and procedures;
•	expectations and results related to our plans to realign and reallocate our personnel and other resources; and
•	assumptions or estimates underlying any of the foregoing.

We have based our forward-looking statements on management’s current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” on page S-8 of this prospectus supplement, and beginning on page 6 of the Annual Report. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business.

You should read this prospectus supplement in its entirety, together with the accompanying prospectus, the documents that we file as exhibits to the registration statement of which the prospectus is a part, and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, in each case with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Capital Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary discusses the key aspects of the offering and highlights certain information appearing elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. However, as this is a summary, it does not contain all of the information you should consider before deciding to invest in our common stock. You are encouraged to carefully read the entire prospectus, including the information provided (i) under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 6 of the Annual Report, as such may be updated from time to time by other filings we make with the SEC after the date of this prospectus supplement, and (ii) under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes, in the Annual Report and the other filings we make with the SEC after the date of this prospectus supplement.

Unless otherwise stated in this prospectus supplement and the accompanying prospectus, references to “Lantronix,” “we,” “us,” or “our” refer to Lantronix, Inc.

Our Company

We are a global provider of secure data access and management solutions for Internet of Things, or IoT, assets. Our mission is to be the leading supplier of IoT solutions that enable companies to simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than 25 years of experience in creating information technology, or IT, management and machine to machine technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the IoT. Our connectivity solutions are deployed inside millions of machines and data centers serving a wide range of industries, including medical, security, industrial, transportation, retail, financial, environmental and government.

Our Strategy

Today, more and more companies are seeking to connect their machines and electronic devices to the Internet, to manage them remotely, and to create new business models. The growth in the IoT market is being driven by the growing importance of data, and the rapidly falling cost of sensors, connectivity, computing and storage. While the promise of IoT is great, many companies find designing and deploying an IoT project to be complex, costly and time-consuming.

Our strategy is to leverage our networking and software development expertise to develop technologies that make it easier for our customers to participate in the IoT. We are primarily focused on the following market transitions:

•	the increasing role of wireless networks for IoT communication;
•	the desire to remotely access, monitor and manage machines and IT infrastructure assets; and
•	the increasing importance of security in IoT deployments.

We are addressing the IoT market opportunity and the transitions above with a combination of hardware and software solutions that will combine our portfolio of robust and secure networking technologies with new advanced data access, management, and security features for industrial IoT assets. Our offerings are designed to help companies to simplify and speed their IoT deployments, reduce complexity and development costs associated with web-scale application development and assist them in creating value-added business models.

We have continued to dedicate significant engineering resources to our MACH10® management software platform and ready-to-use applications that are intended to address the markets’ need for cloud-based centralized management of IoT and IT assets. During the past fiscal year, we introduced a number of ready-to-use applications as well as software-as-a-service, or SaaS, offerings for both IoT and IT product lines, including Lantronix Gateway Central, MACH10 Global Device Manager, and ConsoleFlowTM. Lantronix Gateway Central is a cloud-based SaaS offering that allows device manufacturers, system integrators and end users to remotely monitor and manage deployed Lantronix IoT Gateways (which are further described below). MACH10 Global Device Manager is a ready-to-use industrial IoT application that enables device manufacturers to integrate IoT device lifecycle management for remote monitoring and management for their connected devices. ConsoleFlow is a centralized IT infrastructure management and monitoring software optimized for out-of-band networks, designed to provide network resilience and ensure connectivity even when primary connections fail – and especially in data centers and at remote sites where network availability is essential to business continuity. These software offerings are in the early stages of evaluation and did not generate revenue during the fiscal year ended June 30, 2018.

S-3

Products and Solutions

We organize our products and solutions into three product lines: IoT, IT Management and Other.

IoT

Our IoT products typically connect to one or more existing machines, or are built into new industrial devices to provide network connectivity. Our products are designed to enhance the value and utility of machines by making the data from the machines available to users, systems and processes or by controlling their properties and features over the network.

Our IoT products currently consist of IoT Gateways and IoT Building Blocks. IoT Gateways are designed to provide secure connectivity and the ability to add integrated device management and advanced data access features. IoT Building Blocks provide basic secure machine connectivity and unmanaged data access.

Our IoT products may be embedded into new designs or attached to existing machines. Our IoT products include wired and wireless connections that enhance the value and utility of modern electronic systems and equipment by providing secure network connectivity, application hosting, protocol conversion, secure access for distributed IoT deployments and many other functions. Many of the products are offered with software tools intended to further accelerate our customer’s time-to-market and increase their value add.

Most of our IoT products are pre-certified in a number of countries thereby significantly reducing our original equipment manufacturer, or OEM, customers’ regulatory certification costs and accelerating their time to market.

The following product families are included in our IoT product line: EDS, EDS-MD, PremierWave® EN, PremierWave® XC, SGX™, UDS, WiPort®, xDirect®, xPico®, xPico® Wi-Fi, xPress™, XPort®, MACH10® Global Device Manager and Lantronix Gateway Central.

IT Management

Today, organizations are managing an ever-increasing number of devices and data on enterprise networks where 24/7 reliability is mission critical. Out-of-band management is a technique that uses a dedicated management network to access critical network devices to ensure management connectivity (including the ability to determine the status of any network component) independent of the status of other in-band network components. Remote out-of-band access allows organizations to effectively manage their enterprise IT resources and at the same time, optimize their IT support resources. Our vSLM™, a virtualized central management software solution, simplifies secure administration of our IT management products and the equipment attached to them through a standard web browser.

Our IT Management product line includes console management, power management, and keyboard-video-mouse (commonly referred to as a KVM) products that provide remote access to IT and networking infrastructure deployed in test labs, data centers, branch offices and server rooms.

The following product families are included in our IT Management product line: SLB™, SLC™ 8000, Spider™, ConsoleFlow and vSLM™.

Other

We categorize products that are non-focus or end-of-life as Other. Our Other product line includes non-focus products such as the xPrintServer®. In addition, this product line includes end-of-life versions of our MatchPort®, SLC™, SLP™, xPress Pro, xSenso®, PremierWave® XN, and WiBox product families.

S-4

Sales Cycle

Our embedded IoT solutions are typically used by OEMs, original design manufacturers, or ODMs, and contract manufacturers. OEMs design and sell products under their own brand that are either manufactured by the OEM in-house or by third-party contract manufacturers. ODMs design and manufacture products for third parties, which then sell those products under the third parties’ brands. The design cycles using our embedded solutions typically range from nine to 24 months and can generate revenue for the entire life-cycle of an end user’s product.

Our IT Management product line and external IoT solutions are typically sold to end users through value added resellers, or VARs, systems integrators, distributors, online retailers and, to a lesser extent, OEMs. The design cycles for our IT Management products generally range from three to 18 months and are often project-based.

Sales Channels

Distributors

A majority of our sales are made through distributors. Distributors resell our products to a wide variety of resellers and end customers including OEMs, ODMs, VARs, systems integrators, consumers, online retailers, IT resellers, corporate customers and government entities.

Resellers

Our products are sold by industry-specific system integrators and VARs, who often obtain our products from our distributors. Additionally, our products are sold by direct market resellers such as CDW, ProVantage, and Amazon.com.

Direct Sales

We sell many products directly to larger OEMs and end users. We also maintain an ecommerce site for direct sales.

Sales and Marketing

We sell our products primarily through an internal sales force, which includes regional sales managers, inside sales personnel and field applications engineers in major regions throughout the world. This team manages our relationships with our partners and end users, identifies and develops new sales opportunities and increases penetration at existing accounts. We implement marketing programs, tools and services, including displaying our products at industry-specific events, to generate sales leads and increase demand for our products.

Manufacturing

Our manufacturing operations are primarily conducted through third-party contract manufacturers. We utilize AsteelFlash Group and Hana Microelectronics, both primarily located in China, as our contract manufacturers for most of our products. In addition, we use eSilicon Corporation to manage Taiwan Semiconductor Manufacturing Company, Ltd., a third-party foundry located in Taiwan, which manufactures our large-scale integration chips. We manufacture certain products with final assembly in the U.S. to meet trade compliance requirements.

Our contract manufacturers source raw materials, components and integrated circuits, in accordance with our specifications and forecasts, and perform printed circuit board assembly, final assembly, functional testing and quality control. Our products are manufactured and tested to our specifications with standard and custom components. Many of these components are available from multiple vendors. However, we have several single-sourced supplier relationships, either because alternative sources are not available or because the relationship is advantageous to us.

S-5

Competition

Our industry is highly competitive and characterized by rapid technological advances and evolving industry standards. The market can be affected significantly by new product introductions and marketing activities of industry participants. We believe that we compete for customers based on product features, software capabilities, company reputation, brand recognition, technical support, relationships with partners, quality, reliability, product development capabilities, price and availability.

Intellectual Property Rights

We believe that a considerable portion of our value resides in our intellectual property. We have developed proprietary methodologies, tools, processes and software in connection with delivering our products and services. We protect our intellectual property through a combination of patents, copyrights, trademarks, trade secrets, licenses, non-disclosure agreements and contractual provisions. We enter into a non-disclosure and confidentiality agreement with each of our employees, consultants and third parties that have access to our proprietary technology. Pursuant to assignment of inventions agreements, all of our employees and consultants assign to us all intellectual property rights for the relevant inventions created in connection with such person’s employment or contract with us. We currently hold U.S. and international patents covering various aspects of our products, with additional patent applications pending.

Customer and Geographic Concentrations

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Corporate Information

We were incorporated in California in 1989 and reincorporated in Delaware in 2000. Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into the prospectus and should not be considered to be a part of the prospectus or relied upon in connection herewith. References in the prospectus to our website are to inactive textual references only.

S-6

THE OFFERING

Issuer:	Lantronix, Inc.

Common stock offered by us:	shares

Option to purchase additional shares:	The underwriters will have an option to purchase additional shares from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering:	shares

Use of proceeds:

We estimate that our net proceeds from the sale of shares in this offering will be approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from the sale of shares of our common stock in this offering for working capital and general corporate purposes.

See the information under the heading “Use of Proceeds.”

Risk factors:	Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 6 of the Annual Report.

NASDAQ Capital Market symbol:	LTRX

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,908,196 shares of our common stock outstanding as of June 30, 2018 and excludes:

•	3,931,943 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our stock incentive plans and individual inducement stock option agreements as of June 30, 2018 at a weighted average exercise price of $1.73 per share (of which options to acquire 2,071,413 shares of common stock are vested as of June 30, 2018);
•	140,000 shares of common stock issuable upon settlement of outstanding restricted stock units, or RSUs, granted under our Amended and Restated 2010 Stock Incentive Plan, or the 2010 SIP, and individual inducement restricted stock unit agreements as of June 30, 2018;
•	3,381,990 shares of common stock reserved for future grant or issuance under the 2010 SIP; and
•	148,000 shares of common stock reserved for future grant or issuance under our 2013 Employee Stock Purchase Plan, or the ESPP.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of the outstanding options or settlement of the RSUs described above; and
•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

S-7

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully review the risks and uncertainties described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, including the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of the Annual Report, as such may be updated from time to time by other filings we make with the SEC after the date of this prospectus supplement. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

If any of the risks described below, or incorporated by reference into the prospectus, actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In addition, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition results of operations and prospects.

The prospectus and the documents we incorporate by reference into the prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the prospectus and in the documents incorporated by reference into the prospectus. For more information, see the heading “Special Note Regarding Forward-Looking Information.”

Risks Related to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share upon completion of this offering. As of June 30, 2018, our net tangible book value was $0.76 per share. After giving effect to the issuance and sale of shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2018 would have been $ million, or $ per share of our common stock. This represents an immediate increase in net tangible book value of $ per share to our existing stockholders, and an immediate dilution of $ per share to new investors purchasing in this offering. As a result of the dilution to new investors, these investors may receive significantly less than the purchase price paid in this offering in the event of a sale or liquidation of our business. In addition, if the underwriters exercise their option to purchase additional shares, or if our outstanding options are exercised, you could experience further dilution. See the information under the heading “Dilution.”

The market price of our common stock may be volatile based on a number of factors, many of which are out of our control.

The market price of our common stock has been highly volatile. The market price of our common stock could be subject to wide fluctuations in response to a variety of factors, many of which are out of our control, including:

•	adverse changes in domestic or global economic conditions;
•	new products or services offered by our competitors;
•	our completion of or failure to complete significant one-time sales of our products;
•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by securities analysts;
•	announcements of technological innovations;
•	our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	conditions or trends in the industry;
•	additions or departures of key personnel;
•	increased competition from industry consolidation;
•	mergers and acquisitions; and
•	sales of common stock by our stockholders or us, or repurchases of common stock by us.

In addition, the NASDAQ Capital Market often experiences price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies listed on the NASDAQ Capital Market.

S-8

Future sales, or the perception of future sales, of shares of our common stock could materially reduce the market price of our common stock.

Future issuances or sales of our common stock, or the perception in the market that the holders of a large number of our shares intend to sell such shares, could reduce the market price of our common stock, which would reduce the price of our common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. As of June 30, 2018, we had outstanding options under our stock incentive plans and individual inducement stock option agreements to purchase 3,931,943 shares of common stock that, if exercised, and RSUs to acquire 140,000 shares of common stock under our stock incentive plans and individual inducement restricted stock unit agreements that, if settled, will result in these additional shares becoming available for sale. Furthermore, as of June 30, 2018, 3,381,990 shares of our common stock were reserved for future issuance under the 2010 SIP and 148,000 shares of our common stock were reserved for future issuance under the ESPP.

Upon the completion of this offering, 8,764,376 shares of our outstanding common stock beneficially owned by our executive officers, directors and certain of our other existing stockholders that are affiliated with our directors will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of shares of our common stock by those parties for a period of 90 days after the date of the prospectus. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction under the Securities Act.

In the future, we may issue shares of our common stock for a variety of corporate purposes, including capital raising activities, exercise of outstanding options, acquisitions of assets or technologies or for other purposes. The number of shares of our common stock that we may issue in the future may be significant as a percentage of our then-outstanding shares.

We have broad discretion in the use of the net proceeds we receive from this offering, and may not use them in ways that improve our results of operations or enhance stockholder value.

Although we currently intend to use the net proceeds from our sale of shares in this offering in the manner described under the heading “Use of Proceeds,” our management will have broad discretion in the application of the net proceeds we receive from this offering and could spend the proceeds in ways that do not improve our results of operations, result in us becoming profitable or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in a material adverse effect on our financial condition or operating results, delay the development of new products, impede the execution of our strategic plans and cause the market price of our common stock to decline.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, investors may have to sell some or all of their shares of our common stock in order to generate cash flow from their investment.

We may be at an increased risk of securities class action litigation.

In the past, securities class action litigation has been instituted against companies following periods of volatility in the overall market and in the price of a company’s securities. We believe this risk may be particularly relevant to us as we have recently and in past years experienced significant stock price volatility. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business, financial condition and results of operations.

S-9

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecasts of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and trading volume to decline.

The concentration of our stock ownership with insiders will likely limit your ability to influence corporate matters, including the ability to influence the outcome of director elections and other matters requiring stockholder approval.

We anticipate that our executive officers, directors, current 5% or greater stockholders and affiliated entities will together beneficially own approximately % of our common stock outstanding after this offering (or % if the underwriters exercise their option to purchase additional shares in full). As a result, these stockholders, acting together, will have control over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders, including those who purchase shares in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of us that other stockholders may view as beneficial.

S-10

USE OF PROCEEDS

We estimate that our net proceeds from the sale of shares of our common stock in this offering will be approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from the sale of shares of our common stock in this offering for working capital, capital expenditures and other general corporate purposes. We also may use a portion of the proceeds to finance potential acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and beginning on page 6 of the Annual Report. Our management will have broad discretion in the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the uses described above, we plan to invest the net proceeds that we receive in this offering in short-term, investment-grade, interest-bearing securities.

S-11

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and provisions of our organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

S-12

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of our common stock, $0.0001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of September 12, 2018, there were 19,231,938 shares of our common stock outstanding, and no shares of our preferred stock outstanding.

Common Stock

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On September 17, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $4.27 per share.

Subject to the updated information set forth above, the material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Price Range of Common Stock

The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by the NASDAQ Capital Market.

	Price Range
	High	Low
Year Ended June 30, 2019:
First Quarter (through September 17, 2018)	$6.47	2.52
Year Ended June 30, 2018:
First Quarter	$2.57	1.80
Second Quarter	$2.45	1.78
Third Quarter	$2.69	1.98
Fourth Quarter	$3.56	1.98
Year Ended June 30, 2017:
First Quarter	$2.14	1.00
Second Quarter	$1.89	1.33
Third Quarter	$4.00	1.46
Fourth Quarter	$4.09	2.12

Holders

As of September 12, 2018, there were approximately 21 holders of record of our common stock. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers, dealers, banks and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

S-13

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share upon completion of this offering. As of June 30, 2018, our net tangible book value was $14,325,000 million, or $0.76 per share. Net tangible book value per share is determined by dividing the number of our outstanding shares of common stock by our total tangible assets (total assets less intangible assets) less our total liabilities.

After giving effect to the issuance and sale of            shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2018 would have been $             million, or $       per share of our common stock. This represents an immediate increase in net tangible book value of $          per share to our existing stockholders, and an immediate dilution of $        per share to new investors purchasing in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of June 30, 2018		$0.76
Increase in pro forma net tangible book value per share attributable to investors purchasing in this offering	$
Pro forma net tangible book value per share after this offering			$
Dilution per share to investors purchasing in this offering			$

The table above assumes that the underwriters do not exercise their option to purchase additional shares of common stock. If the underwriters fully exercise their option and purchase an additional                shares of common stock, our pro forma net tangible book value per share as of June 30, 2018 would have been $       per share of our common stock. This represents an immediate increase in pro forma net tangible book value of $       per share to our existing stockholders, and an immediate dilution of $ per share to new investors purchasing in this offering.

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,908,196 shares of our common stock outstanding as of June 30, 2018 and excludes:

•	3,931,943 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our stock incentive plans and individual inducement stock option agreements as of June 30, 2018 at a weighted average exercise price of $1.73 per share (of which options to acquire 2,071,413 shares of common stock are vested as of June 30, 2018);
•	140,000 shares of common stock issuable upon settlement of outstanding restricted stock units, or RSUs, granted under the 2010 SIP and individual inducement restricted stock unit agreements as of June 30, 2018;
•	3,381,990 shares of common stock reserved for future grant or issuance under the 2010 SIP; and
•	148,000 shares of common stock reserved for future grant or issuance under the ESPP.

In the future, we may issue shares of our common stock for a variety of corporate purposes, including in capital raising activities through future public offerings or private placements, in connection with the exercise of outstanding options or other equity awards that may be issued pursuant to our employee benefit plans, as consideration for future acquisitions, collaborations, partnerships or investments, or for other purposes. The number of shares of our common stock that we may issue in the future may be significant as a percentage of our then-outstanding shares. In some cases, the shares we issue may be freely tradable without restriction or further registration under the Securities Act. In other cases, we may grant registration rights covering the shares issued in connection with these issuances, in which case the holders of our common stock will have the right, under certain circumstances, to cause us to register any resale of such shares to the public.

S-14

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF COMMON STOCK

The following is a description of certain U.S. federal income and estate tax considerations related to the purchase, ownership and disposition of our common stock that are applicable to U.S. and non-U.S. holders (defined below), which:

•	is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. federal tax regulations promulgated or proposed thereunder, or Treasury Regulations, judicial authority and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, each as of the date of the prospectus and each of which are subject to change at any time, possibly with retroactive effect;
•	is applicable only to holders who hold the shares as “capital assets” within the meaning of section 1221 of the Code;
•	does not discuss the applicability of any U.S. estate and gift taxes, U.S. state or local taxes, non-U.S. taxes or any other U.S. federal tax except for U.S. federal income tax; and
•	does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, including alternative minimum tax considerations, or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:
•	certain former citizens and long-term residents of the United States;
•	banks or financial institutions;
•	insurance companies;
•	tax-exempt organizations;
•	tax-qualified retirement and pension plans;
•	brokers, dealers or traders in securities, commodities or currencies;
•	persons that own or have owned more than 5% of our common stock;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	investors holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other risk-reduction transaction;
•	investors who are an integral part or controlled entity of a foreign sovereign, partnerships or other pass-through entities;
•	non-U.S. holders (as defined below) who hold our common stock in connection with their conduct of a trade or business within the United States;
•	real estate investment trusts and regulated investment companies; and
•	“controlled foreign corporations” and “passive foreign investment companies.”

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, then the U.S. federal income tax treatment of a partner in that partnership, including a partner that is a U.S. person, generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

This description constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock, including the application to their particular situations of any U.S. federal, state, local and non-U.S. tax laws and of any applicable income tax treaty.

S-15

Certain U.S. Federal Income Tax Considerations Applicable to U.S. Holders

U.S. Holder Defined

For purposes of this discussion, a U.S. holder is a beneficial owner of our common stock that is a “U.S. person” for U.S. federal income tax purposes. A “U.S. person” is any of the following:

•	a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

Distributions to U.S. Holders

Distributions made on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions made on our common stock that are treated as dividends generally will be included in a U.S. holder’s income as ordinary dividend income. With respect to noncorporate taxpayers, including individuals, such dividends are generally subject to reduced tax rates of U.S. federal income tax provided certain holding period requirements are satisfied.

Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as gain from a deemed sale of our common stock and will be treated as described in the following paragraph.

Sale or Taxable Disposition of Common Stock by U.S. Holders

Upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) the U.S. holder’s adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Contributions Tax

Certain U.S. holders who are individuals, estates or certain trusts must pay a 3.8% tax on the U.S. holder’s “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of our common stock. A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

S-16

Certain U.S. Federal Income Tax Considerations Applicable to Non-U.S. Holders

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common stock that (1) is not a “U.S. holder” (as defined under the section entitled “U.S. Holder Defined” above) and (2) for an individual, is not present in the United States for 183 days or more in the relevant taxable year. An individual who is present in the United States for 183 days or more in a taxable year should consult his or her own tax advisor with respect to the U.S. tax consequences of a disposition of our common stock.

Distributions to Non-U.S. Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of our common stock will constitute “dividends” for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain from a deemed sale of our common stock and will be treated as described under the section entitled “Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below.

Subject to the following paragraphs, dividends on our common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a non-U.S. holder may obtain a refund of that excess amount by timely filing a claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (i) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (ii) if our common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States), or effectively connected dividends, are not subject to the U.S. federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to U.S. federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a U.S. holder.

Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

S-17

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States); or
•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in our common stock.

Although there can be no assurance, we believe we are not, have not been and will not become a “United States real property holding corporation” for U.S. federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period, any gain recognized on a sale or other taxable disposition of our common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of our common stock at any time during the applicable period or (ii) our common stock ceases to be regularly traded on an “established securities market” within the meaning of the Code. Non-U.S. holders who intend to acquire more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of our common stock.

Federal Estate Tax

Common stock owned or treated as owned by an individual at the time of his or her death generally will be included in the individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless, in the case of an individual non-U.S. holder, an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock and the proceeds from a sale or other taxable disposition of our common stock. Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

You may be subject to backup withholding with respect to dividends paid on our common stock or with respect to proceeds received from a disposition of the shares of our common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

•	fail to furnish your taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number;
•	furnish an incorrect TIN;
•	are notified by the IRS that you have failed to properly report payments of interest or dividends; or
•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding is not an additional tax, but rather is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

S-18

A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act Considerations

Under the Foreign Account Tax Compliance Act provisions of the Code and related Treasury guidance, or FATCA, a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our common stock and (ii) gross proceeds from the sale or other disposition of our common stock after December 31, 2018. In the case of payments made to a “foreign financial institution” (as defined for FATCA purposes), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with a reporting agreement with the U.S. government, or FATCA Agreement or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution, the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owners (generally, any specified U.S. person that directly or indirectly owns more than a 10% of such entity) or that identifies its “substantial” U.S. owners. If our common stock is held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) may be required, subject to applicable exceptions, to withhold such tax on payments of dividends and gross proceeds described above made to (i) a person (including an individual) that fails to comply with certain information requests or (ii) a foreign financial institution that has not complied with its obligations under FATCA. Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to an investment in our common stock.

S-19

Underwriting

We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC and Lake Street Capital Markets, LLC are acting as representatives of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us, less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC
Lake Street Capital Markets, LLC

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below.

The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have granted the underwriters an option to purchase up to                  additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The representatives have advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $        per share. After the offering to the public, the offering price and other selling terms may be changed by the representatives.

The following table summarizes the public offering price per share, total underwriting discount and commission and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$
Underwriting discounts and commissions paid by us
Proceeds, before expenses, to us

We estimate that the total expenses of the offering, excluding the underwriting discount and commissions, will be approximately $300,000, which includes $100,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.

We have agreed not to offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock (other than pursuant to employee stock option plans disclosed in this prospectus or pursuant to the conversion of convertible securities in each case outstanding on the date of the underwriting agreement) for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representative. Our directors and executive officers and certain of our stockholders have agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representative. In addition, our directors and executive officers and certain of our stockholders have agreed not to request the filing of a registration statement to register their respective shares during a period of 90 days after the date of this prospectus supplement, provided that Hale Capital Partners, LP has been granted the right to request the filing of a resale registration statement with respect to certain shares held by it 45 days prior to the expiration of the 90 day period consistent with the registration rights previously granted by us to Hale Capital Partners, LP, provided further that any shares registered will remain subject to the 90 day lock-up period.

S-20

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.

These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. Specifically, the underwriters may sell more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved is not greater than the number of shares that the underwriters may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the underwriters’ option to purchase additional shares. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on the NASDAQ Capital Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;
•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and
•	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

S-21

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

European Economic Area

To the extent that the offer of the common stock is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the common stock which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares of common stock (other than the underwriters) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares of common stock to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares of common stock to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares of common stock in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of common stock in any Relevant Member State has the same meaning as in the preceding paragraph.

S-22

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The shares of common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the shares of common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the shares of common stock in Switzerland.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

Nasdaq Stock Market Quotation

Our common stock is traded on the Nasdaq Capital Market under the symbol “LTRX.”

S-23

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters relating to this offering will be passed upon for the underwriters by DLA Piper LLP (US), Austin, Texas.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K as of June 30, 2018 and 2017 and for the years then ended, as set forth in their report on our consolidated financial statements, which is incorporated herein by reference. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar Milner LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

S-24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered part of this prospectus supplement and the accompanying prospectus.

Information contained in this prospectus supplement and the accompanying prospectus, and information that we file with the SEC in the future and incorporate by reference into this prospectus supplement and the accompanying prospectus, automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the common stock described in this prospectus supplement, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on August 23, 2018;
•	Our Amendment No. 1 to our Annual Report, filed with the SEC on September 10, 2018 (which provides the information required in Part III (Items 10 through 14) of Form 10-K);
•	Our Current Reports on Form 8-K filed with the SEC on August 10, 2018 and August 31, 2018; and
•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000, or the Form 8-A, as well as the description of our common stock set forth in the Registration Statement on Form S-1, as amended (Filing No. 333-37508), which was originally filed with the SEC on May 19, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with the prospectus. We will provide to each person, including any beneficial owner to whom the prospectus is delivered, a copy of any document that is incorporated by reference into the prospectus. You may obtain a copy of these documents, at no cost, by contacting us using the following information: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: General Counsel.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and in any free writing prospectuses we may provide to you in connection with this offering is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

S-25

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

S-26

LANTRONIX, INC.

$35,000,000 of Common Stock

2,900,000 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to a primary offering by us, and a secondary offering by the selling stockholders.

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LTRX.” On September 7 , 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5. 94 per share. The aggregate market value of our outstanding common stock held by non-affiliates calculated in accordance with General Instruction I.B.6 of Form S-3 is approximately $63.1 million. We have not offered any securities pursuant to General Instruction I.B.6 during the prior twelve calendar month period that ends on the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our common stock in one or more offerings . The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000. This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus under the heading “Selling Stockholders”.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any shares of our common stock , the selling stockholder s may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

3

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof. These forward-looking statements relate to, among other things:

•	predictions about our earnings, revenues, margins, expenses or other financial matters;
•	forecasts of our financial condition, results of operations, liquidity position, or working capital requirements;
•	the impact of changes to our share-based awards and any related changes to our share-based compensation expenses;
•	the impact of future offerings and sales of our debt or equity securities;
•	the impact of changes in our relationships with our customers;
•	plans or expectations with respect to our product development activities, business strategies or restructuring and expansion activities;
•	demand and growth of the market for our products or for the products of our competitors;
•	the impact of pending litigation, including outcomes of such litigation;
•	the impact of our response to and implementation of recent accounting pronouncements and changes in tax laws on our consolidated financial statements and the related disclosures;
•	unexpected changes in regulatory requirements, taxes, trade laws and tariffs;
•	our ability to comply with certain financial obligations in our loan agreement;
•	sufficiency of our internal controls and procedures;
•	expectations and results related to our plans to realign and reallocate our personnel and other resources; and
•	assumptions or estimates underlying any of the foregoing.

We have based our forward-looking statements on management’s current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business.

You should read this prospectus in its entirety, together with any accompanying prospectus supplements, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplements, in each case with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

4

ABOUT THE COMPANY

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) is a global provider of secure data access and management solutions for Internet of Things (“IoT”) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than 25 years of experience in creating information technology management and machine to machine technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the IoT. Our connectivity solutions are deployed inside millions of machines and data centers serving a wide range of industries, including medical, security, industrial, transportation, retail, financial, environmental and government.

Our strategy is to leverage our networking and software development expertise to develop technologies that make it easier for our customers to participate in the IoT. We are primarily focused on the following market transitions:

•	the increasing role of wireless networks for IoT communication;
•	the desire to remotely access, monitor and manage machines and IT infrastructure assets; and
•	the increasing importance of security in IoT deployments.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were incorporated in California in 1989 and reincorporated in Delaware in 2000.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on August 23, 2018, which is incorporated by reference into this prospectus in its entirety, as well as the risks and uncertainties described in any prospectus supplement and any documents incorporated by reference herein or therein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks and uncertainties. In addition, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference into this prospectus. For more information, see the heading “Special Note Regarding Forward-Looking Information.”

6

USE OF PROCEEDS

Except as may be stated in any prospectus supplement, we intend to use the net proceeds we receive from the sale of our securities for general corporate purposes, which may include, among other things, working capital, repayment of indebtedness, financing of ongoing operating expenses, capital expenditures, and the financing of possible acquisitions. The specific allocations of the proceeds we receive from the sale of our securities will be described in any applicable prospectus supplement. Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending the uses described above, we plan to invest the net proceeds that we receive in this offering in short-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

7

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the board of directors, subject to applicable laws and provisions of our organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that the board of directors may deem relevant.

8

THE SECURITIES WE MAY OFFER

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus under the heading “Selling Stockholders”. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under the heading “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of September 4 , 2018, there were 18,948,725 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of September 4 , 2018, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our Certificate of Incorporation. This prospectus does not cover the offer or sale of any shares of our preferred stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our Bylaws, only the board of directors, the chairperson of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our Bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

10

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of our common stock.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On September 7, 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5.94 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock from time to time by the stockholders identified in the table below, which we refer to in this prospectus as the selling stockholders.

The table sets forth certain information with respect to each of the selling stockholders, including (i) the identity of the selling stockholder, (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering, (iii) the number of shares of our common stock being offered by the selling stockholder in this offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholder upon completion of this offering, assuming that all of the shares being offered by this prospectus are sold. The footnotes accompanying the table provide additional information regarding the nature of any position, office or other material relationship that each selling stockholder has had with us within the past three years.

The information in the table and accompanying footnotes is based on information made available to us by the selling stockholders. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power, and any shares of common stock which the person has the right to acquire within 60 days of September 4, 2018 through the exercise of any option, warrant or right, or through the conversion of any convertible security. The percentage of shares beneficially owned is based on 18,948,725 shares of common stock issued and outstanding as of September 4, 2018. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (1)	Percentage of Shares Beneficially Owned upon Completion of This Offering (1)
TL Investment GmbH (2)	6,120,880	2,100,000	4,020,880	21.2%
Hale Capital Partners, LP (3)	1,941,748	700,000	1,241,748	6.6%
Paul F. Folino (4)	215,863	100,000	115,863	*

*        Represents beneficial ownership of less than 1% of our outstanding shares.

(1)	Assumes that all shares of common stock being registered on behalf of the selling stockholders under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)	Based upon information contained in a Form 4 filed by TL Investment GmbH with the SEC on March 9, 2016. According to the Form 4, Mr. Bruscha is the managing director of TL Investment GmbH and has sole voting and investment power with respect to these shares. Mr. Bruscha has served as a member of our Board of Directors since 2007, and has served as our Chairman of the Board since 2012.

(3)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP (“HCP”) and Martin Hale, Jr. with the SEC on June 24, 2016. Mr. Hale is the Chief Executive Officer of HCP, and the sole owner and managing member of Hale Fund Partners, LLC, the general partner of HCP. In addition, Mr. Hale has served as a member of our Board of Directors since June 2016, and is currently a member of our Compensation Committee. See the information under the heading “Stock Purchase Agreement with Hale Capital” for additional information about the acquisition of our shares of common stock by HCP.

(4)	Shares beneficially owned include 84,895 shares issuable upon exercise of stock options that are exercisable within 60 days of September 4, 2018. Mr. Folino has served as a member of our Board of Directors since 2012, and is currently the Chairman of our Corporate Governance and Nominating Committee and a member of our Compensation Committee and Audit Committee.

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All of the shares being registered for resale by the selling stockholders pursuant to this prospectus were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part.

The registration of the shares of common stock set forth in the table does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus as required by SEC rules.

Stock Purchase Agreement with Hale Capital

In 2016, we entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with, and consummated a private placement of 1,941,748 shares of our common stock to HCP. The offer and sale of the shares were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In June 2016, pursuant to the terms of the Stock Purchase Agreement, we appointed Mr. Hale as a member of our Board of Directors.

Pursuant to the Stock Purchase Agreement, we agreed to file a registration statement registering the resale of the shares issued to HCP under the Stock Purchase Agreement. We previously filed a registration statement on Form S-3 with the SEC (Filing No. 333-215090), which was declared effective on January 10, 2017. HCP has not sold any shares pursuant to the registration statement.

We have customary obligations under the Stock Purchase Agreement to indemnify for losses incurred by the initial selling stockholder in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

No Material Relationships

Except as described above, there are no material relationships between us and any of the selling stockholders, and there have been no material relationships within the past three years. In addition, we have been advised that none of the selling stockholders is, or is affiliated with, any broker-dealer or underwriter.

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PLAN OF DISTRIBUTION

We or any selling stockholders may sell the securities offered through this prospectus from time to time in any manner permitted by the Securities Act, including:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to purchasers, through a specific bidding or auction process or otherwise; and/or
•	through a combination of any of these methods.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling securities on behalf of us or the selling stockholders. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time we or any selling stockholders sell securities, we or any selling stockholders will describe the method of distribution of the securities in the prospectus supplement relating to such transaction. The applicable prospectus supplement will describe the terms of the offering and will, to the extent applicable, describe or identify:

•	the purchase price of the securities;
•	the names of any underwriters or agents;
•	any compensation in the form of discounts, concessions, commissions or otherwise received from us or the selling stockholders by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	the net proceeds from the sale of the securities;
•	if applicable, the names of the selling stockholders;
•	the amounts underwritten or to be sold through the agent;
•	the nature of the underwriter’s or agent’s obligation to take the securities; and
•	any delayed delivery arrangements.

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The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”). We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” (or similar heading) in the applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K as of June 30, 2018 and 2017 and for the years then ended, as set forth in their report on our consolidated financial statements, which is incorporated by reference into this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar Milner LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date the registration statement of which this prospectus is a part is initially filed and prior to effectiveness of the registration statement, until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (our “Annual Report”), filed with the SEC on August 23, 2018;

•	Our Amendment No. 1 to our Annual Report, filed with the SEC on September 10, 2018 (which provides the information required in Part III (Items 10 through 14) of Form 10-K);

•	Our Current Reports on Form 8-K filed with the SEC on August 10, 2018 and August 31, 2018; and

•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth in the Registration Statement on Form S-1, as amended (Filing No. 333-37508), which was originally filed with the SEC on May 19, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference into this prospectus. You may obtain a copy of these documents, at no cost, by contacting us using the following information: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: General Counsel.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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Shares

LANTRONIX, INC.

Common Stock

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers

Needham & Company

Lake Street

__________, 2018